UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 14, 2012

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On September 14, 2012, Magnetek, Inc. (“Magnetek” or the “Company”) entered into a Security Agreement with the Pension Benefit Guaranty Corporation (“PBGC”). As previously disclosed, Magnetek was granted a waiver of our minimum funding requirements for the pension plan year 2011 by the Internal Revenue Service (“IRS”) in October 2011. As a condition of granting the funding waiver of approximately $16.4 million, the IRS required the Company to provide collateral acceptable to the PBGC.

The Security Agreement provides that the Company granted the PBGC a security interest in all of the Company's personal property now owned or hereafter acquired free of all liens except for liens held by Associated Bank, N.A., and other disclosed and permitted liens. The Security Agreement shall remain in effect until the Company's deferred and amortized contributions to the pension plan arising from the funding waiver have been paid which is currently anticipated to be made over plan years 2012 through 2016. The Security Agreement also provides for standard indemnification of the PBGC and contains certain representations, warranties and covenants of the Company.

A copy of the Security Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Security Agreement dated September 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 19, 2012

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Security Agreement dated as of September 14, 2012 between Magnetek, Inc. and the Pension Benefit Guaranty Corporation.